Exhibit (p)(3)

APPENDIX G

HYPERION ASSET MANAGEMENT LTD.

code of ethics

FEBRUARY 2022

I.	INTRODUCTION

High ethical standards are essential for the success of Hyperion and to maintain the confidence of Advisory Clients and Investors. Hyperion is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients’ and Investors’ interests come first. Hyperion has a fiduciary duty to Advisory Clients and Investors which requires individuals associated with Hyperion to act solely for the benefit of Advisory Clients and Investors. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with Hyperion. In addition, potential conflicts of interest could arise due to Hyperion’s Employees serving as directors of issuers in which the Advisory Clients invest. In recognition of Hyperion’s fiduciary obligations to its Advisory Clients and Investors and Hyperion’s desire to maintain its high ethical standards, and in connection with the requirements of the Advisers Act, Hyperion has adopted this Code of Ethics which it reasonably believes complies with the requirements of Rule 204A-1 under the Advisers Act and the Access Person reporting and preclearance requirements of Rule 17j-1 under the Investment Company Act, containing provisions designed to: (i)  prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by Hyperion or securities holdings of Advisory Clients; (iii)  identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Clients.

All Access Persons are required to comply with applicable Federal and State securities laws. Failure to adhere to Federal and State securities laws could expose an Employee to sanctions imposed by Hyperion, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Hyperion, or criminal or civil penalties. If there is any doubt as to whether a Federal or State securities law applies, Employees should consult the Chief Compliance Officer.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for Access Persons of Hyperion. If there is any doubt as to the propriety of any activity, Access Persons should consult with the Chief Compliance Officer, who is charged with the administration of this Code of Ethics (including distribution of the Code of Ethics and any amendments to Access Persons), has general compliance responsibility for Hyperion and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel and/or compliance consultants.

As indicated in Hyperion’s Compliance Manual, all forms required to be completed pursuant to this Code should be submitted to the Chief Compliance Officer via ComplianceAlpha, which among other things, provides a web portal for Employees to input and submit certain required forms/reports and certifications.      The template forms included in this Code are representative of the forms required to be submitted by Employees via ComplianceAlpha. The actual format and language contained in ComplianceAlpha may vary from the template forms included in this Manual and the Code, but the content of the forms in ComplianceAlpha is substantively similar.

II.	APPLICABILITY OF CODE OF ETHICS

A.	Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons. A Personal Account is any account that holds or has the ability to hold Reportable Securities (e.g., equities; ETFs; futures; options; derivatives; closed-end funds) as defined in Section IV.B below. In addition to accounts held in the name of, or for the benefit of, the Access Person, a Personal Account also includes an account maintained by or for:

(1) Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(2) Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(3) Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls or (ii) for whom the Access Person provides discretionary advisory services;

(4) Any trust or other arrangement which names the Access Person as a beneficiary; and

(5) Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Compliance Manual, each Access Person must provide a comprehensive list of all Personal Accounts to Hyperion’s Chief Compliance Officer. A sample Personal Accounts disclosure form is attached hereto as Appendix G-5. The Chief Compliance Officer will confirm on a quarterly basis that no new Personal Accounts have been opened with each Access Person.

B.	Access Person as trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support or (ii) an independent third party.

(1)	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(2)	Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of Hyperion (i) makes or participates in the making of investment recommendations for Hyperion’s clients or (ii) obtains information on recommended investments for Hyperion’s Advisory Clients.

C.	Non-Discretionary Accounts. Notwithstanding any of the foregoing, a “personal account” does not include any account over which an access person has “no direct or indirect influence or control” by virtue of the access person having provided discretionary investment authority over such account to a third party investment manager or trustee (such account, a “non-discretionary account”). “no direct or indirect influence or control” over an account means that the access person does not:

(1)	suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or

(2)	direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

To the extent an Access Person has demonstrated to the satisfaction of the Chief Compliance Officer that an account is a Non-Discretionary Account, the Chief Compliance Officer may, in his sole discretion, exempt such account from the pre-clearance and reporting requirements set forth herein. No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Non-Discretionary Accounts. Access Persons with Non-Discretionary Accounts generally will be required to provide the Chief Compliance Officer with:

(1)	A notification within 10 days of opening a new Non-Discretionary Account. A form of attestation has been provided in Appendix G-8;

(2)	An initial attestation must be sent to the broker for the Non-Discretionary Account within 10 days of the date the account is opened. In addition, Access Persons must obtain this attestation for all Non-Discretionary Accounts in existence as of the date of this Manual. A form of attestation has been provided in Appendix G-6;

(3)	An annual confirmation from the broker via negative consent that the Access Person has no direct influence or control over the relevant accounts. The Chief Compliance Office will send the initial version of the certification to the broker and if there are no changes, no response will be required; and

(4)	An annual attestation to be completed for any accounts that are being excluded on the basis that they are non-discretionary. A form of attestation has been provided in Appendix G-7.

III.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.	It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. When anything under this Code of Ethics prohibits the purchase or sale of a security, it also prohibits the short sale of such security as well as the purchase or sale of any related securities such as puts, calls, other options or rights in such securities. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of the Code of Ethics.

B.	Pre-clearance of transactions in Personal Account. An Access Person must obtain the prior approval of the Chief Compliance Officer before engaging in any transaction in a Reportable Security position, including, for the avoidance of doubt, any transaction in a:

(i)	direct or indirect purchase or sale of beneficial ownership in a security in an initial public offering;

(ii)	direct or indirect purchase or sale of beneficial ownership in a security in a limited offering, which includes but is not limited to, U.S. and offshore hedge funds, private equity funds and venture capital funds (including, for the avoidance of doubt, any investment funds managed by Hyperion); and

(iii)	direct or indirect purchase or sale of beneficial ownership in a Reportable Security, excluding ETFs. (e.g., equities; futures; options; derivatives; closed-end funds).

Pre-clearance requests should be submitted to the Chief Compliance Officer, via ComplianceAlpha. A sample Pre-Clearance Form is attached hereto as Appendix G-1.

Any approval given under this section with respect to transactions in publicly-traded securities will remain in effect for the remainder of the business week, and any approval given under this paragraph with respect to transactions in privately-offered securities will remain in effect for 45 business days. It should be noted that investments in any investment funds managed by Hyperion will require completion of a subscription document or similar documentation, in which case the Chief Compliance Officer will be notified of such investment before capital is invested. Such completed documentation will serve as pre-clearance in these instances and completion of the pre-clearance form referenced above will not be necessary. Additionally, investments that are made in Hyperion affiliates (for example, equity interest in Hyperion Holdings Limited) must be approved by Hyperion’s Board of Directors, which includes the Chief Compliance Officer. Approval by Hyperion’s Board of Directors will serve as pre-clearance in these instances.

Pre-clearance is not required to be submitted with respect to any transactions effected pursuant to any Personal Account over which the Access Person has (or had) no direct or indirect influence or control.

Even if pre-approval is obtained, Access Persons must not buy or sell, or recommend that others buy or sell, securities of a company in which the Access Person has obtained material non-public information in between the time in which pre-clearance request was submitted and approval was obtained. Access Persons are strictly prohibited from trading in any security of a company in which he/she or Hyperion has received material non-public information.

C.	Restricted List. Hyperion will maintain and distribute (or provide access to, via ComplianceAlpha) a Restricted List containing issuers (1) about which Hyperion or any Employee has material non-public information or (2) in which investment may be restricted in some manner, as determined by Hyperion, for any reason whatsoever, at Hyperion’s discretion. Companies will be removed from the restricted list at the discretion of the Chief Compliance Officer, when information involved has been made public or is no longer considered material or for other reasons (since an issuer may be placed on the Restricted List even for reasons not related to the receipt of material non-public information).

As a general matter, Access Persons are prohibited from trading in the securities of issuers that are included on Hyperion’s Restricted List (or any other securities to which the material non-public information relates) for a Personal Account or for an Advisory Client account absent express written approval from the Chief Compliance Officer, which will not be granted in the event that the security in question relates to an issuer that was placed on the Restricted List in connection with the receipt of material non-public information. The Restricted List will be made available to all Access Persons, which may be via ComplianceAlpha.

D.	Confidentiality of Restricted Lists. Access Persons are prohibited from disseminating to or discussing the contents of the Restricted List with anyone other than the Chief Compliance Officer and other persons that the Chief Compliance Officer determines have a need to know such information.

IV.	reporting requirements

A.	All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section V. below) the following reports.

(1)	Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person (i.e., upon hire) that meets the following requirements:

(a)	Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined below) in which the Access Person has any direct or indirect beneficial ownership:

•	title and type of Reportable Security;

•	ticker symbol or CUSIP number (as applicable);

•	number of shares;

•	principal amount of each Reportable Security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(c)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission (i.e., securities holdings information is to be as of 45 days of submission).

(d)	The date upon which the report was submitted.

(e)	The Initial Holdings Report generally must be filed with the Chief Compliance Officer and the Access Person must attest to the accuracy of the reported holdings, which should be done via ComplianceAlpha. A sample Initial Holdings Report is attached hereto as Appendix G-2.

(2)	Annual Holdings Reports – Subject to the applicable exceptions noted below in Section V, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period and holdings should be as of a specified date (the “Annual Holding Certification Date”). For purposes of this Code of Ethics, the Annual Holdings Certification Date is December 31 and Annual Holdings Reports must be submitted within 45 days of such date (i.e., by February 14). From a content perspective, such Annual Holdings Reports must comply with the requirements of Section IV.A. (1)(a), (b) and (c) above. The Annual Holdings Report generally must be filed with the Chief Compliance Officer and the Access Person must attest to the accuracy of the reported holdings, which should be done via ComplianceAlpha. A sample Annual Holdings Report is attached hereto as Appendix G-3.

(3)	Quarterly Transaction Reports – Subject to the applicable exceptions noted below in Section V, Access Persons must also provide quarterly securities transaction reports for each transaction in a Reportable Security (as defined below) in which the Access Person has any direct or indirect beneficial ownership. Such quarterly transaction reports must meet the following requirements:

(a)	Content Requirements – Quarterly transaction report must include:

•	date of transaction;

•	title of Reportable Security;

•	ticker symbol or CUSIP number of Reportable Security (as applicable);

•	interest rate or maturity rate (if applicable);

•	number of shares;

•	principal amount of Reportable Security;

•	nature of transaction (i.e., purchase or sale);

•	price of Reportable Security at which the transaction was effected;

•	the name of broker, dealer or bank through which the transaction was effected;

•	the date upon which the Access Person submitted the report.

(b)	Timing Requirements – Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter, which should be done via ComplianceAlpha (provided that Reportable Securities transactions have been entered or linked to ComplianceAlpha).

(c)	Access Persons generally must meet the Quarterly Transaction Report requirement by reporting to the Chief Compliance Officer, and attesting to the accuracy of the reported transactions, which should be done via ComplianceAlpha. A sample Quarterly Transaction Report is attached hereto as Appendix G-4.

B.	Definition of Reportable Security – for purposes of the reporting requirements, a Reportable Security is any financial instrument that is known as a security and as defined in detail in section 202(a)(18) of the advisers act, except that it does not include:

(1) Direct obligations of the Government of the United States;

(2) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(3) Shares issued by money market funds;

(4) Shares issued by registered open-end funds; provided that such funds are NOT advised by Hyperion or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Hyperion;

(5) Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Hyperion or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Hyperion.

For the avoidance of doubt, Access Persons should note that ETFs are Reportable Securities, as are private investments (i.e., investments in private funds, including hedge funds, private equity funds, etc.) and certain transactions involving virtual currencies. As a general matter, unless a security is among the five exceptions referenced above, the presumption should be that the security is a Reportable Security unless the Chief Compliance Officer determines and informs you otherwise.

V.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the pre-clearance and/or reporting requirements summarized above. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section. Accordingly, the following holdings and/or transactions (as applicable) will be exempt from the pre-clearance and/or reporting requirements (as applicable) summarized above in Sections III and IV:

A.	No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed (nor is pre-clearance required) by an Access Person with respect to securities (even if such securities are Reportable Securities) held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control (although Access Persons must follow the procedures set forth above in Section II.C with respect to such “Non-Discretionary Accounts”).

B.	Quarterly Transaction Reports are not required to be submitted (nor is pre-clearance required) with respect to any transactions in securities (even if such securities are Reportable Securities) effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports).

C.	No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed (nor is pre-clearance required) by an Access Person with respect to securities (even if such securities are Reportable Securities) held in 529 college savings plans.

VI.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

A.	General

Access Persons should note that Hyperion has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Hyperion and should limit such information internally to such Access Persons who have a pressing “need to know.”

Access Persons and Hyperion may provide such information to persons or entities providing services to Hyperion or Advisory Clients where such information is required to effectively provide the services in question.

Examples of such are:

•	brokers;

•	accountants or accounting support service firms;

•	custodians;

•	transfer agents;

•	bankers;

•	lawyers; and

•	compliance consultants

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Hyperion please see the Chief Compliance Officer.

It is essential that information about the investment activities of Advisory Clients be maintained in confidence.

The policies set forth below are designed to comply with the requirements of applicable law or agreements to which Hyperion is a party and to avoid even the appearance of impropriety.

1.	Employees of Hyperion should conduct their business and social activities so as to avoid the risk of inadvertent disclosure of confidential information about Advisory Client investment activities. Thus, investments should not be discussed in public places, including, without limitation, trains, airplanes, hired vehicles and restaurants.

2.	Investment activities should not be discussed within hearing range of visitors to Hyperion’s offices.

3.	Investment activities should not be discussed with friends or relatives, including those living in the same household as an Employee.

4.	When practicable, visitors to the offices of Hyperion should be restricted to conference rooms. Employees of Hyperion should take care to keep confidential information out of sight when visitors are present in their individual offices.

VII.	OVERSIGHT OF CODE OF ETHICS

A.	Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer.

Hyperion is committed to maintaining compliance with applicable laws, regulations, and internal policies. There are times when it may be appropriate for an Employee to question, in good faith, whether a policy, practice, or other activity might be a violation of law or policy. There also may be occasions in which a concerned Employee might feel it necessary, in good faith, to go beyond mere questioning and file a protest or complaint about an activity. Employees are encouraged to bring perceived violations of law or internal policies to the attention of the Chief Compliance Officer. Concerns may be brought to the attention of the Chief Compliance Officer on a confidential or anonymous basis. However, Hyperion may be unable to fully evaluate a vague or general concern that is made on a confidential or anonymous basis. It should be noted that Hyperion may be obligated by law or otherwise to disclose the substance of a concern to regulators and/or investors. In such situations, Hyperion will endeavor to protect the confidentiality of the source of the information, though this may not always be possible.

Any Employee reporting a concern to the Chief Compliance Officer under this policy must act in good faith and have reasonable grounds for believing the matter raised constitutes a possible violation of law or internal policy. Hyperion has a non-retaliation policy to protect those Employees who report such matters in good faith. More specifically, Hyperion will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any Employee based upon the lawful and good faith actions of such Employee in raising a concern with the Chief Compliance Officer. It is, however, noted that the act of making allegations that prove to be unsubstantiated or made maliciously, recklessly, with gross negligence or knowledge that such allegations are false will be viewed as a serious offense and may result in discipline (including without limitation termination of employment and civil or criminal liability).

B.	Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts may be reviewed on a regular basis. Any transactions that are believed to be a violation of this Code of Ethics should be reported promptly to the Chief Compliance Officer.

C.	Sanctions. The executive management of Hyperion, with advice of outside legal counsel, at its discretion, shall consider reports made to management and/or the Chief Compliance Officer and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, or suspension or termination of employment with Hyperion. In addition, violations of the Code of Ethics may subject Access Persons to civil and criminal penalties, including fines and imprisonment.

VIII.	compliance with federal securities laws

All Access Persons are required to comply with applicable Federal Securities Laws. Failure to adhere to Federal Securities Laws could expose an Access Person to sanctions imposed by Hyperion, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Hyperion, or criminal or civil penalties. If there is any doubt as to whether a Federal securities law applies, Access Persons should consult the Chief Compliance Officer.

IX.	CONFIDENTIALITY of reporting

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

APPENDIX G-1

PRE-CLEARANCE FORM FOR TRANSACTIONS IN
PERSONAL ACCOUNTS OF ACCESS PERSONS

Proposed Trades

Name of Security	Type of Instrument	Symbol or CUSIP Number	Number of Shares, Bonds, Options, etc. to be Traded	Current Price of instrument (in $USD)	Broker/ Dealer Used for Trade

*Add additional lines as necessary*

Name of Access Person (please print)

Employee’s Signature	Date

Approval:

Approved ____ Denied____

Chief Compliance Officer	Date

APPENDIX G-2

INITIAL holdings report for access persons

Name of Access Person:

Date of Submission of Report:

In connection with my status as an Access Person at Hyperion, the following sets forth all of my holdings in Reportable Securities that are held in my Personal Accounts (as defined in Hyperion’s Code of Ethics).

Title and Type of Security	Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer or Bank Where Securities Are Held

*Add additional lines as necessary*

OR

___ No holdings in Reportable Securities

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________________ ___, 201_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Compliance Review Signature

APPENDIX G-3

ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my holdings in Reportable Securities (as defined in Hyperion’s Code of Ethics) that are held in my Personal Accounts (as defined in Hyperion’s Code of Ethics) as of December 31, 20__ (the “Annual Holdings Certification Date”).

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

*Add additional lines as necessary*

OR

___ No holdings in Reportable Securities (as defined in Hyperion’s Code of Ethics) as of the Annual Holdings Certification Date.

The undersigned Access Person certifies that all information contained in this report is true and correct as of December 31, 20__.

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

APPENDIX G-4

QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth any accounts established during the quarter for access persons

Date which the account was established or closed	Name of Broker Dealer or bank	Opened or closed
MM/DD/YYY

*Add additional lines as necessary*

The following sets forth all of the transaction in Reportable Securities (as defined in Hyperion’s Code of Ethics) made in my Personal Accounts (as defined in Hyperion’s Code of Ethics) for the quarter beginning on [ ] and ending on [ ].

Date of Transaction	Nature of Transaction (i.e., purchase, sale or other type of acquisition or disposition)	Title and Type of Security	Price of Security at which Transaction was Effected	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount, Interest Rate and Maturity Date (for Debt Securities, e.g., Bonds)	Broker/Dealer or Bank Through Which Transaction was Effected

*Add additional lines as necessary* OR

___ No transactions in Reportable Securities (as defined in Hyperion’s Code of Ethics)

The undersigned Access Person certifies that all information contained herein is true and correct as of [   ].

Name of Access Person

Signature

Date

Compliance Review Signature

Name:

Title:

Date:

APPENDIX G-5

LIST OF PERSONAL ACCOUNTS OF ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my Personal Accounts (as defined in Hyperion’s Code of Ethics):

Name of Account (including brokerage accounts and bank accounts which are used substantially as brokerage accounts)	Account Number	Firms through which Transactions are Effected

*Add additional lines as necessary*

OR

___ I do not have any Personal Accounts

In addition, I certify that I will update Hyperion if and when there are changes to the information identified above.

Signature of Access Person

Chief Compliance Officer

APPENDIX G-6

NON-DISCRETIONARY ACCOUNT FORM BROKER FORM

[BROKER LETTERHEAD]

[DATE]

Hyperion Asset Management Limited

Attn: Chief Compliance Officer

Level 19, 307 Queen Street

Brisbane, QLD 4000

Australia

Re: [Insert Broker Name & Account #’s _________] (the Account(s)”)

To Whom It May Concern:

For purposes of Hyperion’s Code of Ethics and its policies regarding personal trading by Access Persons, please accept this letter as confirmation that [NAME OF ACCESS PERSON] (the “Access Person”) has “no direct or indirect influence or control” with respect to the purchases and sales of financial instruments in the Account(s).

“No direct or indirect influence or control” means that the Access Person does NOT:

•	suggest to anyone that a particular purchase or sale of securities be made for the Account(s);

•	direct anyone to make any particular purchases or sales of securities for the Account(s); or

•	consult with anyone as to the particular allocation of investments to be made in the Account(s).

We will contact you immediately in the event of any changes to the above confirmation.

Regards,

SIGNATURE:
NAME:
TITLE/CAPACITY:
DATE:

APPENDIX G-7

NON-DISCRETIONARY/MANAGED ACCOUNTS ANNUAL DISCLOSURE FORM

PLEASE CHECK THE APPROPRIATE BOX:

☐ I have no Non-Discretionary/Managed Accounts (e.g., accounts over which I have no direct or indirect influence or control);

OR

☐ I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (independent professional, friend, relative, etc.)

☐ I acknowledge and certify that:

1.	I have no direct or indirect influence or control[1] over the Accounts;

2.	If my control over the Accounts should change in any way, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;

3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer;

4.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period covered by this report;

5.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period covered by this report;

1 No direct or indirect influence or control means that you do not suggest that the Manager make any particular purchases or sales of securities for the Account (s), direct the Manager to make any particular purchases or sales of securities for the Account, or consult with the Manager as to the particular allocation of investments to be made in the Account.

6.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report; and

7.	I will contact the Chief Compliance Officer immediately in the event that a non-discretionary or fully managed account over which I have direct or indirect beneficial ownership is opened.

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

SIGNATURE:
NAME:
DATE:

APPENDIX G-8

NON-DISCRETIONARY/MANAGED ACCOUNTS INITIAL NOTIFICATION FORM

I have retained a trustee or third-party manager (the “Manager”) to manage the following accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (independent professional, friend, relative, etc.)

☐ I acknowledge and certify that:

1.	I will have no direct or indirect influence or control[2] over the Accounts;

2.	If my control over the Accounts should change in any way, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;

3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer;

4.	I will not suggest that the Manager make any particular purchases or sales of securities for the Accounts;

5.	I will not direct the Manager to make any particular purchases or sales of securities for the Accounts; and

6.	I will not consult with the Manager as to the particular allocation of investments to be made in the Accounts.

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

SIGNATURE:
NAME:
DATE:

2 No direct or indirect influence or control means that you do not suggest that the Manager make any particular purchases or sales of securities for the Account (s), direct the Manager to make any particular purchases or sales of securities for the Account, or consult with the Manager as to the particular allocation of investments to be made in the Account.